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                                                                    Exhibit 23.1

                          BRAVERMAN INTERNATIONAL, P.C.
                               1255 McDonald Drive
                               Prescott, AZ 86303
                                  928-771-1122



U.S. Securities and Exchange Commission:

The firm of Braverman International, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated September 2, 2005, on the Financial Statements of Armor Electric, Inc. as of June 30, 2005 in the accompanying Form SB-2.

We also consent to the reference to us under the heading "Experts" in this Form SB-2.



Braverman International, P.C.
Prescott, AZ
Decenber 26, 2006